Exhibit 23.2

Ziv Haft Head Office: Amot Bituach House Bldg. B 48 Dereh Menahem Begin Rd. Tel Aviv 66180, Israel www.bdo.co.il E-mail: bdo@bdo.co.il

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144798, 333-147058, 333-1158057, 333-152206, 333-165630, 333-175760, 333-181069 and 333-193095) of ModSys International Ltd., of our report dated March 30, 2016, relating to the consolidated financial statements, which appear in this Form 10-K.

ZivHaft Certified Public Accountants (Isr.) BOO Member Firm

Tel Aviv, Israel
March 30, 2016